UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

 February 2, 2012 (January 18, 2012)
Date of Report (Date of Earliest Event Reported)

VIRTUAL MEDICAL CENTRE, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-52090	98-0459440
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

L1, 414 Scarborough Beach Road,
Osborne Park, WA, Australia 6017
 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: +61-8-938-80344

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2012, the Board of Directors of Virtual Medical Centre, Inc., a Nevada corporation (the “Company”) appointed Dr. Jim Metropoulos as a director of the Company, which appointment took effect immediately.  Dr. Metropoulos shall serve as a director of the Company until the next annual meeting of shareholders of the Company, or until his earlier resignation or removal.

Below is the biographical information for Dr. Jim Metropoulos.

Dr. Metropoulos has been a senior executive in healthcare marketing and communications for over 20 years. From 1995 to 1997, he was Chief Strategic Officer, North America, for Lowe McAdams Healthcare where he established the first clinician-led Strategic Planning practice in the Healthcare Advertising Industry modeled after Account Planning at consumer agencies. From 1997 to 2001, he served as the Chief Strategic Officer for Lowe McAdams Healthcare Worldwide, a position focused on strategic planning and acquisitions for the Lowe McAdams global agency network. Dr. Metropoulos also served as the Chief Strategic Officer at Sudler & Hennessey (a division of The WPP Group) from 2002 to 2003, where he was charged with managing business development and the Strategic Planning practice. From 2003 to 2006, he served as Co-President of North American Operations. Dr. Metropoulos is the only physician to have led full service healthcare marketing and communications agencies first as Co-President of Sudler & Hennessey and as President & CEO of Euro RSCG Life Worldwide, the global healthcare communications network of Euro RSCG Worldwide and Havas, Inc. From 1991 to 2007 while focusing on healthcare communications in the advertising and education industry he participated in the marketing of over 150 products and services to physicians and consumers. In 2008, Dr. Metropoulos co-founded The Rearden Health Partnership, a communications, consulting and investment firm focused on the design, development and licensing of innovative and proprietary health education, marketing, communications and information technology products and services. Today, The Rearden Health Partnership asset portfolio consists of over one dozen companies ranging from healthcare advertising to software development and health professional education.

There are no familial relationship between or among any of the officers and directors of the Company.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 2, 2012		Virtual Medical Centre, Inc.
	By:	/s/ Wayne Hughes Name: Wayne Hughes Title: Chief Executive Officer